Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-128418) pertaining to the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan of NeuStar, Inc.,

(2)	Registration Statement (Form S-8 No. 333-151260) pertaining to the NeuStar, Inc. Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-160236) pertaining to the NeuStar, Inc. 2009 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-177976) pertaining to the AMACAI Information Corporation 2004 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-177978) pertaining to the Neustar, Inc. 2009 Stock Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-177979) pertaining to the TARGUS Information Corporation Amended and Restated 2004 Stock Incentive Plan;

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedule of NeuStar, Inc., and the effectiveness of internal control over financial reporting of NeuStar, Inc. included in this Annual Report (Form 10-K) of NeuStar, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

McLean, Virginia

February 28, 2013

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